                   STOCK PURCHASE AGREEMENT AND PLAN OF MERGER


         THIS STOCK PURCHASE AGREEMENT AND PLAN OF MERGER (the "Agreement") is made as of the 27th day of July, 1998, by and among BARBERA BUSINESS SYSTEMS, INC., a Maryland corporation ("BBS"), JOSEPH S. BARBERA ("JSB"), KATHLEEN P. BARBERA ("KPB"), JOSEPH P. BARBERA ("JPB") and PATRICIA A. BUDDEMEYER ("PAB" and together with JSB, KPB and JPB, collectively, the "BBS Stockholders"), the holders of all of the issued and outstanding capital stock of BBS, IMTEK OFFICE SOLUTIONS, INC., a Delaware corporation ("Office Solutions"), and IMTEK ACQUISITION CORPORATION, a Maryland corporation ("Acquisition").

                                    RECITALS

         A. On the date hereof, JSB and KPB own 60% of the issued and outstanding capital stock of BBS (the "JSB and KPB Stock"), JPB and PAB own 40% of the issued and outstanding capital stock of BBS (the "JPB and PAB Stock"), and the BBS Stockholders collectively hold all of the issued and outstanding shares of capital stock of BBS (collectively, the "BBS Stock");

         B. Acquisition is a wholly-owned subsidiary of Office Solutions;

         C. Acquisition desires to purchase all of the BBS Stock held by JSB and KPB (the "Stock Transaction");

         D. As part of the same overall transaction, BBS desires to merge with and into Acquisition (the "Merger Transaction"; the Stock Transaction and the Merger Transaction, collectively, the "BBS Transactions") at Merger Closing (as defined in ARTICLE 8 hereof); and

         E. The parties have agreed to enter into this Agreement to set forth the terms and conditions of the BBS Transactions.

         NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, the parties agree as follows:

                                    ARTICLE 1
                                BBS TRANSACTIONS

         1.1 Stock Transaction.

               (a) Subject to all of the terms of this Agreement, on the date of this Agreement, Acquisition shall purchase and acquire from JSB and KPB, and JSB and KPB shall sell, transfer and convey to Acquisition all of the JSB and KPB Stock.

               (b) On the date of this Agreement, and in consideration for the JSB and KPB Stock, Acquisition shall deliver (i) to JSB and KPB, jointly, the sum of One Million Four Hundred Ninety-Eight Thousand Dollars ($1,498,000.00), less the Tax Audit Escrow Funds to be held in escrow in accordance with the terms of Section 5.9 hereof, and (ii) to First National Bank of Maryland, N.A. the principal amount, together with accrued and unpaid interest, of $ (collectively, the "Purchase Price"). JSB and KPB agree to deliver to Acquisition, on the date hereof in exchange for such consideration, stock certificates endorsed in blank or accompanied by duly executed stock powers, evidencing the JSB and KPB Stock.

         1.2 Merger Transaction.

               (a) Subject to all of the terms and conditions of this Agreement and pursuant to the terms and conditions set forth in those certain Articles of Merger attached hereto and incorporated herein by reference as Exhibit 1.2(a) (the "Articles of Merger"), on the Merger

Closing Date, as defined in ARTICLE 8 hereof, BBS shall merge with and into Acquisition by filing the Articles of Merger with the State Department of Assessments and Taxation of Maryland (the "SDAT").

               (b) Within five (5) days of the date of this Agreement, Acquisition shall deliver to Acquisition's counsel, McGuire, Woods, Battle & Boothe LLP, 200,000 shares of Office Solutions common stock, par value $0.000001 per share (the "Merger Shares") in the names of JPB and PAB in such amounts as set forth in the Articles of Merger. The Merger Shares shall be held in escrow by said counsel pursuant to the Merger Escrow Agreement attached hereto and incorporated herein by reference as Exhibit 1.2(b) until the Merger Closing Date. Acquisition agrees that promptly upon the filing and acceptance for record of the Articles of Merger by SDAT, it will cause its counsel to deliver to JPB and PAB stock certificates evidencing the Merger Shares in such amounts as set forth in the Articles of Merger. In exchange therefor, PAB and JPB agree to deliver at the Merger Closing, against delivery of the Merger Shares, stock certificates evidencing the JPB and PAB Stock, for cancellation as provided in the Articles of Merger.

               (c) The parties hereto intend that the Merger Transaction qualify as a tax-free reorganization pursuant to Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986 (the "Code"). The parties hereto agree to take no action inconsistent with the treatment of the Merger Transaction as a reorganization under Code Sections 368(a)(1)(A) and 368(a)(2)(D) and further agree to comply with all applicable Internal Revenue Service filing and other requirements with respect to such Merger Transaction. Nevertheless, no private letter ruling or opinion of counsel is being sought in this regard and such tax treatment is not a condition of Merger Closing hereunder.

                                    ARTICLE 2
                  REPRESENTATIONS AND WARRANTIES OF ACQUISITION

         2.1 Certain Representations and Warranties to BBS and BBS Stockholders. Acquisition hereby represents and warrants to BBS, JSB and KPB as of the date hereof, and to JPB and PAB as of the Merger Closing Date, that:

               (a) Organization. Acquisition is a corporation duly incorporated, validly existing, and in good standing under the laws of Maryland with all necessary corporate power to own its properties and to carry on its business as now owned and operated by it.

               (b) Authority. Acquisition has full power, legal capacity and authority to execute, deliver and perform this Agreement and this Agreement will be the legal, valid and binding obligation of Acquisition, enforceable in accordance with its terms and conditions, except as may be limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

               (c) Contravention; Consents and Approvals. Other than the filing of the Articles of Merger with the SDAT, no filing, action, consent or approval of any person, entity, or governmental body is required by Acquisition for the execution and delivery of this Agreement and the consummation of the transactions contemplated herein. The execution and delivery of this Agreement by Acquisition and the consummation contemplated herein by Acquisition will not result in the breach of the terms or conditions of, or constitute a default under, or violate any agreement or instrument to which Acquisition is a party or any judgment, order, writ, injunction or decree of any court, administrative agency or governmental body.

               (d) Investigation of Financial Condition. Acquisition and its accountants have met with the officers and the accountants of BBS to discuss the financial condition, business and operations of BBS. BBS has made available to Acquisition and its representatives all books and records of the BBS.

               (e) No Representations. Except as specifically set forth in this Agreement, no oral or written promises or representations with respect to BBS have been made to Acquisition by any person connected with BBS.

         2.2 Full Disclosure as of the Date Hereof. Acquisition hereby represents and warrants to BBS, JSB and KPB as of the date hereof, that none of the representations and warranties made by Acquisition herein, or in any exhibit, certificate, schedule or memorandum furnished or to be furnished to BBS, JSB or KPB hereunder, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

         2.3 Certain Representations and Warranties to JPB and PAB. Acquisition hereby represents and warrants to JPB and PAB, as of the Merger Closing Date, that:

               (a) Acquisition currently has no plan or intention of selling or disposing of any of its assets after the Merger Transaction, except for sales and dispositions made in the ordinary course of business; and

               (b) Following the Merger Transaction, Acquisition will, within the meaning of Treas. Reg. Section 1.368-1(d), continue the historic business of BBS or use a significant portion of the historic business assets of BBS in its business operations.

         2.4 Full Disclosure to BBS, JPB and PAB as of the Merger Closing Date. Acquisition hereby represents and warrants to BBS, JPB and PAB, as of the Merger Closing

Date, that none of the representations and warranties made by Acquisition herein, or in any exhibit, certificate, schedule or memorandum furnished or to be furnished to JPB or PAB hereunder, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

                                    ARTICLE 3
               REPRESENTATIONS AND WARRANTIES OF OFFICE SOLUTIONS

         3.1 Certain Representations and Warranties to BBS and the BBS Stockholders. Office Solutions hereby represents and warrants (i) to BBS, JSB and KPB as of the date hereof, and (ii) to JPB and PAB as of the Merger Closing Date, that:

               (a) Organization. Office Solutions is a corporation duly incorporated, validly existing, and in good standing under the laws of Delaware with all necessary corporate power to own its properties and to carry on its business as now owned and operated by it.

               (b) Authority. Office Solutions has full power, legal capacity and authority to execute, deliver and perform this Agreement for itself and in its capacity as the sole stockholder of Acquisition and this Agreement will be the legal, valid and binding obligation of Office Solutions, enforceable in accordance with its terms and conditions, except as may be limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

               (c) Contravention; Consents and Approvals. Except for (i) applicable filings pursuant to federal and state securities laws, rules and regulations (the "Securities Laws"), which shall be made as required, and (ii) the filing of the Articles of Merger with the SDAT, no filing, action, consent or approval of any person, entity, or governmental body (other than as required by Section 3.16 of the Loan Agreement (hereinafter defined), which consent or approval has been obtained on or prior to the date hereof, subject to the satisfaction of certain obligations by Office Solutions, Acquisition and/or BBS after the date hereof), is required by Office Solutions for the execution and delivery of this Agreement and the consummation of the transactions contemplated herein. In connection with the aforementioned consent or approval pursuant to the Loan Agreement, Office Solutions, Acquisition and BBS hereby agree to make all reasonable efforts to satisfy such conditions as soon as practicable after the date hereof. The execution and delivery of this Agreement by Office Solutions and the consummation contemplated herein by Office Solutions will not result in the breach of the terms or conditions of, or constitute a default under, or violate any agreement or instrument to which Office Solutions is a party or any judgment, order, writ, injunction or decree of any court, administrative agency or governmental body.

               (d) Investigation of Financial Condition Office Solutions and its accountants have met with the officers and the accountants of BBS to discuss the financial condition, business and operations of BBS. BBS has made available to Office Solutions and its representatives all books and records of the BBS.

               (e) No Representations. Except as specifically set forth in this Agreement, no oral or written promises or representations with respect to BBS have been made to Office Solutions or Acquisition by any officer, director, employee or agent of BBS.

         3.2 Certain Representations and Warranties to JPB and PAB. Office Solutions hereby represents and warrants to JPB and PAB, that:

               (a) Disclosure Documents. At or prior to the Merger Closing Date, Office Solutions shall have delivered to JPB and PAB copies of the following documents (hereinafter collectively referred to as the "Disclosure Documents"):

                    (i) for the quarter and year ending June 30, 1998, historical filings made by Office Solutions on Forms 10-K, 10-Q and 8-K, and all amendments thereto;

                    (ii) that certain Private Placement Memorandum dated January 10, 1998 pursuant to which Office Solutions offered for sale 75,000 shares of its preferred stock, par value $0.01 per share, previously designated as Series A Convertible Preferred Stock (the "Designated Preferred Stock");

                    (iii) that certain Loan Agreement dated May 28, 1998 by and among Office Solutions, Imtek Corporation, a Maryland corporation, Imtek Services Corporation, a Maryland corporation, and Imtek Funding Corporation, a Maryland corporation, and Sirrom Capital Corporation, a Tennessee corporation (the "Loan Agreement");

                    (iv) that certain Disclosure Memorandum to be prepared by Office Solutions and delivered in connection with a proposed rescission offer with respect to Office Solutions stock (the "Disclosure Memorandum"); and

                    (v) any and all current reports on Form 8-K required to be filed by Office Solutions or its affiliates from September 30, 1997 through the Merger Closing Date.

               (b) Full Disclosure as of the Merger Closing Date. As of the Merger Closing Date, none of the representations and warranties made by Office Solutions herein, or in any exhibit, certificate, schedule or memorandum furnished or to be furnished to JPB or PAB hereunder, contains or will contain any untrue statement of material fact or omits any material fact the omission of which would be misleading. As of the Merger Closing Date, the information contained in the Disclosure Documents, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

                  (c) Office Solutions Stock. The Merger Shares will, upon filing of the Articles of Merger, be duly authorized, validly issued, fully paid and non-assessable and shall be free and clear of all liens, charges, restrictions (except for such restrictions as may be applicable pursuant to the Securities Laws) and encumbrances. When delivered as provided in the preceding sentence, the Merger Shares shall constitute on a fully diluted basis 2.44% of the common stock of Office Solutions.

               (d) Tax Representations. As of the date hereof and as of the Merger Closing Date:

                    (i) Office Solutions will hold at least 80% of the stock of Acquisition prior to the Merger Transaction and Office Solutions currently has no plan or intention of disposing of any stock in Acquisition or of causing Acquisition to issue additional shares of stock after the Merger Transaction;

                    (ii) Office Solutions currently has no plan or intention of reacquiring any of the stock it issues in the Merger Transaction; and

                    (iii) Office Solutions currently has no plan or intention of liquidating Acquisition or causing Acquisition to sell or dispose of any of its assets, except for sales and dispositions made in the ordinary course of business.

               (e) Capitalization. As of the date hereof, the authorized capital stock of Office Solutions consists of 250,000,000 shares of common stock, par value $0.000001 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share, of which 75,000 shares have been designated as Series A Convertible Preferred Stock (the "Designated Preferred Stock"). 7,538,361 shares of Office Solutions' common stock, par value $0.000001 per share (the "Common Shares"), are either issued and outstanding or authorized for issuance, but unissued; (ii) 6,740 shares of the Designated Preferred Stock have been subscribed for (the "Subscribed Preferred Stock") in an offering by Office Solutions of 75,000 shares of Designated Preferred Stock; (iii) without regard to the authorized for issuance but, as of yet, unissued Common Shares and the Subscribed Preferred Stock, except for the Common Shares and the warrants provided to the Lender under that certain Warrant and Registration Rights Agreement dated May 29, 1998 between Office Solutions and Sirrom Capital Corporation (the "Lender Warrants"), there are no shares of capital stock or other securities of Office Solutions issued or outstanding; (iv) except for the Common Shares that have been authorized for issuance, but not issued, the Subscribed Preferred Stock, conversion rights associated with the Subscribed Preferred Stock, the Lender Warrants, a possible claim by one George L. Simpson relating to 49,750 shares of Office Solutions' common stock and Office Solutions' agreement with Ferris Baker Watts ("FBW"), set forth in a letter from FBW to Office Solutions dated March 27, 1998 (a copy of which has been provided to the BBS Stockholders by Office Solutions), to issue FBW warrants to purchase 250,000 shares of the common stock of Office Solutions, there are no outstanding options, warrants or rights to purchase or acquire from Office Solutions any securities of Office Solutions, and, except as set forth in this Section 3.2, no contracts, commitments, agreements, or restrictions as to which Office Solutions is a party or by which it is bound relating to any shares of capital stock or other securities of Office Solutions (including the Common Shares), whether or not outstanding. Please note that certain factual disclosures have been made to the BBS Stockholders relating to possible rescission rights accruing to the holders of certain capital stock of Office Solutions, which, if exercised, would cause the number of shares of Common Shares and Subscribed Preferred Stock set forth herein to be reduced.

         3.3 Full Disclosure to BBS, JSB and KPB. Office Solutions hereby represents and warrants to BBS, JSB and KPB, as of the date hereof and to JSB and KPB as of the Merger Closing Date, that none of the representations and warranties made by Office Solutions herein, or in any exhibit, certificate, schedule or memorandum furnished or to be furnished to JSB or KPB hereunder, contains or will contain any untrue statement of material fact or omits any material fact the omission of which would be misleading.

                                   ARTICLE 4A
                        REPRESENTATIONS AND WARRANTIES OF
                          BBS AND THE BBS STOCKHOLDERS

         BBS, JSB and KPB jointly and severally represent and warrant to Acquisition and Office Solutions, as of the date hereof, and JPB and PAB jointly and severally represent and warrant to Acquisition and Office Solutions, as of the date hereof and as of the Merger Closing Date, that:

         4A.1 BBS Stock. The BBS Stock is duly authorized, validly issued, fully paid and nonassessable. Each BBS Stockholder is the record owner of the number of shares of BBS Stock as indicated on Exhibit 4A.1 attached hereto and incorporated herein by reference and each such BBS Stockholder has good and marketable title to the shares of BBS Stock held by her or him, free of any liens, claims, encumbrances or pledges of any kind and are not subject to any agreement, instrument or understanding relating to the transfer, disposition or voting of such stock. The BBS Stock represents all of the issued and outstanding shares of capital stock of BBS and there are no outstanding rights of any kind to acquire additional shares of any class of stock from BBS.

         4A.2 Investigation of Financial Condition. BBS and the BBS Stockholders and/or its/their accountants have met with, respectively, the officers and the accountants of Acquisition and Office Solutions, to discuss the financial condition, business and operations of Acquisition and Office Solutions, respectively. Acquisition and Office Solutions, respectively, have made available to BBS and each of the BBS Stockholders and/or its/their representatives all books and records of the Acquisition and Office Solutions.

         4A.3 Non-Registered Securities. Each of PAB and JPB understands and acknowledges that the Merger Shares will be sold on the Merger Closing Date, subject to the terms and conditions of this Agreement, in reliance upon an exemption provided under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") for non-public offerings and have not been registered under the Securities Act or any state securities laws. Each BBS Stockholder makes the following representations and warranties in connection therewith:

               (a) Investment Intent. The Merger Shares shall be held subsequent to the Merger Closing Date for investment purposes only, and not with a view to, or for sale in connection with, any distribution thereof and with no present intention of distributing or reselling any part of such stock.

               (b) Disposition of Imtek Stock. Unless sold pursuant to an effective registration statement, each of PAB and JPB agrees not to dispose of any Merger Shares until counsel for such BBS Stockholder, who is reasonably acceptable to Office Solutions shall have delivered a written opinion to Office Solutions that the intended disposition is permissible pursuant to an exemption from the Securities Act or any applicable state securities act, or the rules and regulations thereunder.

               (c) Acknowledgments. Each of PAB and JPB understands and acknowledges that her or his investment in Merger Shares is a speculative investment that is not liquid, and each of PAB and JPB acknowledges that she or he has adequate means of providing for current needs and personal contingencies and has no need for liquidity with respect to the Merger Shares.

               (d) Legend. Each of the stock certificates evidencing any BBS Stockholder's ownership of the Merger Shares shall bear a legend stating that the Merger Shares have not been registered under the Securities Act or any state securities acts and may not be transferred unless registered under the Securities Act or pursuant to an exemption from federal and state securities laws and regulations.

               (e) No Representations. Except as specifically set forth in this Agreement, no oral or written promises or representations with respect to Office Solutions or the Merger Shares have been made to any BBS Stockholder by any person connected with Office Solutions or Acquisition.

               (f) No Market. Each of PAB and JPB has no reason to anticipate any change in her or his personal circumstances, financial or otherwise, that would require or cause her or him to seek to sell the Merger Shares. Each of PAB and JPB understands that no market exists for the Merger Shares and that there can be no assurances that any market will exist in the future for the Merger Shares, and therefore it may not be possible to liquidate the Merger Shares in the event of an emergency.

               (g) Availability of Information. Each of PAB and JPB has been given an opportunity to ask questions concerning Office Solutions and its operations, to receive answers thereto, and to obtain any additional information to the extent that such information is readily available or can be made available without unreasonable effort or expense.

               (h) Accredited Investor; Purchaser Representative. As of the date hereof, each of JSB and KPB is an accredited investor (within the meaning of Rule 501 of Regulation D promulgated under the Act) and JSB hereby agrees to serve as a Purchaser Representative (as defined in Rule 501(h) of Regulation D) for and on behalf of PAB and JPB in connection with their receipt of Merger Shares. Each of PAB and JPB, either alone or with their Purchaser Representative, has such knowledge and experience in financial and business matters that each is capable of evaluating the merits and risks of their investment in Office Solutions.

         4A.4 Contravention; Consents and Approvals Except for the filing of the Articles of Merger with the SDAT and except as set forth on Exhibit 4A.4, attached hereto and incorporated herein by reference, no filing, action, consent or approval of any person, entity, or governmental body is required by BBS or the BBS Stockholders for the execution and delivery of this Agreement and the consummation of the transactions contemplated herein. Except with respect to the agreements and instruments listed on Exhibit 4A.4, the execution and delivery of this Agreement by Office Solutions and the consummation contemplated herein by Office Solutions will not result in a breach of the terms or conditions of, or constitute a default under, or violate any agreement or instrument to which BBS or the BBS Stockholders is a party or any judgment, order, writ, injunction or decree of any court, administrative agency or governmental body.

         4A.5 Full Disclosure. None of the representations and warranties made in this Agreement by BBS or by any BBS Stockholder, or in any exhibit, certificate or memorandum furnished or to be furnished by BBS or by any BBS Stockholder, or on its, her, his or their behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading as of the date or dates such representation was made.

                                   ARTICLE 4B
                        REPRESENTATIONS AND WARRANTIES OF
                          BBS AND THE BBS STOCKHOLDERS

         BBS and the BBS Stockholders jointly and severally represent and warrant to Acquisition and Office Solutions, as of the date hereof (except where expressly made as of the Merger Closing Date), that:

         4B.1 Organization. BBS is a corporation duly incorporated, validly existing, and in good standing under the laws of Maryland with all necessary corporate power to own its properties and to carry on its business as now owned and operated by it.

         4B.2 Authority. BBS and each of the BBS Stockholders has full power, legal capacity and authority to execute, deliver and perform this Agreement and this Agreement will be the legal, valid and binding obligation of BBS and each of the BBS Stockholders, enforceable in accordance with its terms and conditions, except as may be limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally. As of the Merger Closing Date, each of JPB and PAB has full power, legal capacity and authority to execute, deliver and perform this Agreement and this Agreement will be the legal, valid and binding obligation of each of JPB and PAB, enforceable in accordance with its terms and conditions, except as may be limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

         4B.3 Financial Information. Exhibit 4B.3A, attached hereto and incorporated herein by reference, includes true and correct financial statements of BBS prepared by BBS and reviewed by Grant Thornton, LLP consisting of a balance sheet for BBS for the period ending June 30, 1997 (the "1997 Balance Sheet") and a statement of income, cash flow and retained earnings of BBS for the period ending June 30, 1997 (the "1997 Income Statement"). Exhibit 4B.3B attached hereto and incorporated herein by reference, includes true and correct financial statements of BBS prepared by BBS consisting of a preliminary balance sheet for the period ending June 30, 1998 (the "1998 Balance Sheet") and a preliminary statement of income, and retained earnings for BBS for the period ending June 30, 1998 (the "1998 Income Statement"). The 1997 Balance Sheet, the 1998 Balance Sheet, the 1997 Income Statement and the 1998 Income Statement have been prepared, in all material respects, in accordance with United States generally accepted accounting principles, consistently applied (hereinafter "GAAP").

         4B.4 Liabilities and Accounts Receivable.

               (a) BBS does not have any liabilities, fixed or contingent, which would have a material adverse effect on or material adverse change in (i) the business, assets, financial condition or prospects of BBS, (ii) the relationship of BBS with any material customer or supplier its business, (iii) any material contract or agreement to which BBS is a party, or (iv) the transactions contemplated by this Agreement and the Articles of Merger (the foregoing being hereinafter collectively referred to as a "Material Adverse Effect"), other than:

                    (i) liabilities fully reflected on the 1998 Balance Sheet in accordance with GAAP and as set forth on the lien search report attached hereto as Exhibit 4B.4(a)(i) and incorporated herein by reference;

                    (ii) liabilities arising since the date of the 1998 Balance Sheet in the normal course of BBS's business consistent with past custom and practice and those which are disclosed on Exhibit 4B.4(a)(ii), attached hereto and incorporated herein by reference; and

                    (iii) liabilities disclosed on Exhibit 4A.4, attached hereto and incorporated herein by reference, resulting from accelerated maturity upon change in control due to the fact that Acquisition, not BBS, shall be the surviving corporation in the Merger Transaction contemplated by this Agreement and the Articles of Merger.

               (b) All of BBS's accounts receivable are listed on Exhibit 4B.4(b), attached hereto and incorporated herein by reference, and, to the best of the knowledge of the BBS Stockholders, are valid accounts receivable, and will be fully collectible in the ordinary course of BBS's business, less a reasonable amount for bad accounts receivable reserve, which amount shall not exceed $8,200.00. Exhibit 4B.4(b) accurately and completely reflects the accounts receivable of BBS. All accounts receivable of BBS have been generated in the ordinary course of BBS's business consistent with BBS's past practices. To the best of the knowledge of the BBS Stockholders, there are no defenses or set-offs to any of the accounts receivable listed on Exhibit 4B.4(b). On the date hereof, the accounts receivable of BBS outstanding for 90 days or less exceed the accounts payable and other accrued liabilities of BBS.

         4B.5 Other Assets. Exhibit 4B.5, attached hereto and incorporated herein by reference, sets forth all of the material assets of BBS as of the date hereof, other than the accounts receivable listed on Exhibit 4B.4(b).

         4B.6 Tax Returns. BBS has filed all federal and other tax returns for all periods on or before the due date of such returns (as such date may have been extended by any valid extension request) and has paid all taxes due for the periods covered by such returns. As of the date hereof, BBS shall have established sufficient reserves for the payment of all federal, state and local taxes due and payable by BBS with respect to all periods prior to the date hereof. The reserves for taxes referred to in the preceding sentence are adequate to cover all federal, state and local taxes, and interest and penalties, if any, that may be assessed with respect to the business operations of BBS for the period(s) ending on the date hereof and for all prior periods. No federal, state, local or other tax returns or reports filed by BBS on or prior to the date hereof will result in any taxes, assessments, fees or other governmental charges in excess of the tax reserves referred to in this Section. BBS has duly withheld and collected all taxes which BBS is required to withhold or collect by law, has paid over to the proper authorities all such amounts required to be paid, and has in reserve all amounts so withheld or collected which have not yet been required to be paid. No taxing authority has asserted any deficiency for any prior tax period of BBS, and neither BBS nor any BBS Stockholder is aware of any facts which would constitute the basis for the assertion of any such deficiency; provided, however, that BBS is presently undergoing an audit by the Internal Revenue Service for the fiscal year ending on June 30, 1995 (the "1995 Audit").

         4B.7 Policies of Insurance. All insurance policies, performance bonds and letters of credit insuring BBS or which BBS has had issued and which have not expired are listed on Exhibit 4B.7, attached hereto and incorporated herein by reference. Exhibit 4B.7, includes the names and addresses of all such insurers and sureties, policy and bond numbers, types of coverage or bond, time periods or projects covered, and the names and addresses of all known agents or agencies with respect to each listed insurance policy, performance bond and letter of credit. BBS's current insurance policies, performance bonds and letters of credit are in force and the premiums thereon are not delinquent. BBS has not received notification from any insurance carrier denying or disputing any claim made by BBS or denying or disputing any coverage for any such claim or denying or disputing the amount of any claim. BBS does not have any claim against any of its insurance carriers under any policies insuring it pending or anticipated and there has been no occurrence of any kind which would give rise to any such claim.

         4B.8 Employees, Pensions and ERISA.

               (a) Except as set forth on Exhibit 4B.8(a), attached hereto and incorporated herein by reference, BBS does not have any contract of employment with any officer or other employee.

               (b) No employee of BBS is represented by any union. The name, address and social security number and current rate of compensation of each of BBS's employees and the capacity in which each such person is employed by BBS is as set forth on Exhibit 4B.8(b), attached hereto and incorporated herein by reference. There is no pending or, to the best of the knowledge of the BBS Stockholders, threatened dispute between the Company and any of its employees which might have a Material Adverse Effect on BBS.

               (c) Except as listed on Exhibit 4B.8(c), attached hereto and incorporated herein by reference, BBS does not have, and has not had, any employee benefit plans, funds or programs (within the meaning of the Code or the Employment Retirement Income Security Act of 1974) which are currently maintained and/or were established or sponsored by BBS (whether or not now terminated) or to which BBS currently contributes or has an obligation to contribute in the future, including, without limitation, employment agreements and any other agreements containing "golden parachute" provisions. As to each plan, fund or program listed on Exhibit

4B.8(c) (collectively, "Plans"), to the best of the knowledge of the BBS Stockholders, BBS has complied, in all material respects, with all applicable laws and regulations in administering such Plans, including specifically the provisions of ERISA and the qualification provisions of Section 401 of the Internal Revenue Code.

         4B.9 Compliance with Laws. Except as set forth on Exhibit 4B.9 attached hereto and incorporated herein by reference, to the best knowledge of the BBS Stockholders, BBS has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business, except for matters which would not have a Material Adverse Effect on BBS.

         4B.10 Intellectual Property. To the best of the knowledge of the BBS Stockholders, BBS has not infringed and is not now infringing on any trade name, trademark, service mark or copyright (collectively, "Intellectual Property") belonging to any person, firm or corporation and, to the best of the knowledge of the BBS Stockholders, no other person, firm or corporation has infringed, or is presently infringing, on any Intellectual Property right of BBS. The Intellectual Property in which BBS has rights is listed on Exhibit 4B.10, attached hereto and incorporated herein by reference.

         4B.11 Existing Agreements. Exhibit 4A.4 attached hereto and incorporated herein by reference, sets forth all agreements and contracts of BBS requiring consent with respect to transfer of BBS's interest thereunder. Except as set forth on Exhibit 4A.4, no written agreement, instrument or unwritten understanding by, between or among BBS and any third party or parties shall be violated, breached, impaired or in any way limited by the transactions contemplated by this Agreement.

         4B.12 Customers. The number of customers BBS serves, together with information as to the services rendered to such customers, frequency of service and the contractual rights of each customer are listed on Exhibit 4B.12 attached hereto and incorporated herein by reference. Neither BBS, nor to the best of the knowledge of the BBS Stockholders, any person or party to the contracts listed on Exhibit 4B.12 is in material default under any such contracts, nor has any event occurred which with notice or the passage of time would constitute such a default.

         4B.13 Tangible Personal Property and Inventory. To the best of BBS' and the BBS Stockholders' knowledge, BBS is in possession of and has good and marketable title to, or has valid leasehold interests in or valid rights under contract to use, all tangible personal property used in the conduct of its business. All tangible personal property of BBS is adequate and suitable for the conduct by BBS of the business presently being conducted by BBS and is in good working order and condition, ordinary wear and tear excepted. All inventory of BBS reflected on the 1998 Balance Sheet consisted, and all inventory acquired since the date of the 1998 Balance Sheet consists, of a quality and quantity usable and salable in the ordinary course of business consistent with past practice and industry standards (i) except to the extent of the reserve with respect thereto set forth on the 1998 Balance Sheet, and (ii) subject to end-of-year adjustments which shall not have a material adverse effect on the business or assets of BBS.

         4B.14 Absence of Changes. Except as listed on Exhibit 4B.14, attached hereto and incorporated herein by reference, since the date of the 1998 Balance Sheet, BBS has been operated in the ordinary course of business consistent with past practice and there has not been any material adverse change, or any event or development which, individually or together with other such events or developments, could reasonably be expected to result in a material adverse change in or effect on the business or financial condition of BBS or its assets.

         4B.15 Tax Representation. BBS has not disposed of an amount of its assets that would prevent Acquisition from acquiring "substantially all of the properties" of BBS within the meaning of Section 368(a)(2)(D) of the Internal Revenue Code.

                                    ARTICLE 5
                              ADDITIONAL AGREEMENTS

         5.1 Payment of Expenses. Each BBS Stockholder shall pay all expenses incurred by her or him or BBS in connection with the negotiation, execution and performance of this Agreement. Acquisition and Office Solutions each shall pay all expenses incurred by it in connection with the negotiation, execution and performance of this Agreement.

         5.2 Authorizing the Merger Transaction. Subject to the terms and conditions of this Agreement, the parties covenant and agree to undertake all actions (whether as officers, directors, stockholders or otherwise) necessary to authorize, approve and effect the consummation of the Merger Transaction, including without limitation, the execution, delivery and filing of the Articles of Merger, in accordance with the terms of this Agreement.

         5.3 Conduct of BBS's Business. From the date hereof until the Merger Closing Date, BBS will (a) conduct its business in the ordinary and usual course, and in a manner consistent with past practices; (b) maintain the assets used in its business in good repair, reasonable wear and tear excepted, and (c) use reasonable efforts to maintain its present business operations. BBS will notify PAB and JPB of any emergency or material change in the normal conduct of the business or operations of BBS.

         5.4 Forbearance by BBS. Except as otherwise contemplated by this Agreement, BBS will not from the date hereof until the Merger Closing Date, without the written consent of PAB and JPB merge, dissolve, liquidate, sell or dispose of any of its capital stock, or otherwise effect any change in control (other than as contemplated by the Articles of Merger), or sell a substantial portion of its assets except in the ordinary and usual course of business or enter into any discussions, negotiations or agreements to do the same.

         5.5 BBS Employee Benefit Plans. The 401(k)/profit sharing plan (the "401(k) Plan") presently maintained by BBS will be terminated effective the day prior to the date hereof. To the extent, if any, that distribution of elective contributions under the 401(k) Plan is not permissible under by Code Section 401(k)(10) and Treasury Regulations promulgated thereunder, the 401(k) Plan will be maintained by Acquisition as a "frozen" plan under which participants will continue to have the authority to direct investments of their account balances in accordance with Section 404(c) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). BBS employees who continue as employees of Acquisition and/or Office Solutions shall be entitled to participate in any employee benefit plans, programs or arrangements maintained by Office Solutions on the same basis as Office Solutions employees, with past service credit granted for service with BBS for purposes of eligibility and vesting, unless a comparable BBS plan, program or arrangement is continued by Acquisition.

         5.6 Employment Agreements. At the Merger Closing, Acquisition shall enter into a separate written employment agreement with each of PAB, JPB and David J. Buddemeyer on such terms and conditions as are mutually satisfactory to the parties to such agreements; provided, however, that the term of each such agreement shall be one year.

         5.7 Certain Liabilities of the BBS Stockholders. Exhibit 5.7, attached hereto and incorporated herein by reference, sets forth certain liabilities of BBS and the BBS Stockholders that shall be retained and satisfied by the BBS Stockholders as they come due, but in any event at or prior to the Merger Closing Date.

         5.8 Release of Certain Guaranty Obligations. Acquisition shall cooperate with BBS and the BBS Stockholders to obtain the release of JSB and KPB from their personal guaranties listed on Exhibit 5.8, attached hereto and incorporated herein by reference. Office Solutions and Acquisitions agree to make all reasonable efforts to use proceeds received from the collection of the accounts receivable to satisfy, in the ordinary course of business, the obligations listed on Exhibit 5.8, attached hereto and incorporated herein by reference.

         5.9 Tax Audit Escrow. Upon the date hereof, the sum of Ten Thousand Dollars ($10,000) (the "Tax Audit Escrow Funds") shall be deducted from the monetary consideration paid in connection with the Stock Transaction and placed in an escrow account that shall be administered pursuant to the terms and conditions of the Tax Audit Escrow Agreement attached hereto as Exhibit 5.9 and incorporated herein by reference. The Tax Audit Escrow Funds shall be paid to Acquisition to the extent necessary to offset any liabilities arising out of the 1995 Audit or any other federal or state tax audit of BBS for any period ending prior to the date hereof. Upon conclusion of the 1995 Audit and any and all proceedings or audits arising out of or in connection with the 1995 Audit and, at the election of JSB and KPB, the lapse of any applicable statutory appeal period, any Tax Audit Escrow Funds, and the interest thereon, not paid to Acquisition pursuant to the preceding sentence shall be paid over to JSB and KPB. JSB and KPB shall retain the right to contest and defend the Tax Audit and any related appeals and actions. Office

Solutions, Acquisition and BBS agree to apply any available net operating losses ("NOLs") of BBS that carry over to Acquisition in the Merger Transaction under
Section 381 of the Code (and any comparable provision of state tax law) to offset any tax liability that may result from the Tax Audit, prior to applying any of the Tax Audit Escrow Funds to such liability.

         5.10 Performance of Merger Obligations. Except as otherwise specifically provided in this Agreement, (i) Acquisition agrees to pay and perform all debts, liabilities, obligations and duties of BBS assumed by Acquisition as a matter of law in connection with the Merger Transaction including, without limitation, those obligations guaranteed by JSB and KPB under their personal guarantees listed on Exhibit 5.8 (the "Liabilities"), and (ii) Office Solutions agrees to pay and perform all Liabilities except for Liabilities which have not been disclosed to Acquisition or Office Solutions in writing on or prior to the date hereof (the "Undisclosed Liabilities"), provided, however, that Acquisition's and Office Solutions' obligations under
Article 9 of this Agreement to indemnify, defend and hold the BBS Stockholders harmless shall not apply with respect to any Undisclosed Liabilities.

         5.11 Tax Indemnification.

         (a) Subject to the limitations set forth in Sections 5.11(b) and (c) below, each of the BBS Stockholders jointly and severally agrees to indemnify, defend and hold harmless each of Acquisition and Office Solutions, and their respective officers, directors and employees, on an after-tax basis, against and in respect of any tax liability (including interest and penalties) incurred by BBS or Acquisition, as successor to BBS, as a result of the Merger Transaction being treated as a reorganization under any provision of Section 368(a) of the Code (other than Sections 368(a)(1)(A) and (a)(2)(D) of the Code). Such payment shall be made on an after-tax basis after taking into account (i) any NOLs that carry over to Acquisition in the Merger Transaction under Section 381 of the Code that reduce the tax liability described in section 5.11(a), and (ii) any taxes imposed on Office Solutions or Acquisition as a result of the receipt of the indemnification payment described in Section 5.11(a).

         (b) Neither Office Solutions nor Acquisition shall be entitled to indemnification under section 5.11(a) above unless the aggregate amount that would be payable thereunder exceeds $30,000.00. In the event that, as a result of the recharacterization of the Merger Transaction, Office Solutions or Acquisition receives an indemnification payment, and later receives a reduction in tax liability resulting from an increase in tax basis in its assets that would not have been realized had the Merger Transaction not been recharacterized as a reorganization other than a reorganization described in Sections 368(a)(1)(A) and (a)(2)(D) of the Code, Office Solutions or Acquisition, as the case may be, shall promptly pay the amount of such tax reduction to the BBS Stockholders. The indemnification set forth Section 5.11(a) shall not cover any claims, losses, costs, expenses, damages, penalties or other liabilities that may accrue to BBS or Acquisition, as successor to BBS, as a result of any actions taken by BBS or Acquisition after the date hereof (other than consummation of the Merger).

         (c) Once the aggregate amount of tax liability described in Section 5.11(a) above exceeds $30,000.00, the party entitled to indemnification hereunder shall be entitled to obtain indemnification from the first dollar of such liability that exceeds $30,000.00, provided however, that the maximum liability to the BBS Stockholders for indemnification pursuant to this Section
5.11 when aggregated with any indemnification liability of the BBS Stockholders resulting from ARTICLE 9 hereof shall not exceed a total of $500,000.

         (d) JPB and PAB agree to hold Acquisition and Office Solutions harmless from any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that either JPB or PAB shall incur or suffer, which arise out of, result from or relate to taxes imposed upon either of them in the event that the Merger Transaction fails to qualify as a tax-free reorganization. JPB and PAB acknowledge that they have sought and relied upon the advice of their respective tax advisors and attorneys with respect to the tax treatment of the Merger Acquisition and the other transactions contemplated hereby, and that neither Acquisition nor Office Solutions makes any representation or warranty with respect to the tax treatment of the Merger Transaction or the other transactions contemplated hereby.

         5.12 Board of Directors. On or prior to the date hereof, (i) JSB and KPB shall resign as directors of BBS, and (ii) the BBS Stockholders shall cause the charter of BBS to be amended and restated to be as set forth on Exhibit 5.12A, attached hereto and incorporated herein by reference, and cause the By-laws of BBS to be amended and restated to be as set forth in Exhibit 5.12B, all in accordance with Maryland law. Until the Merger Closing Date, Office Solutions and Acquisition agree to cause the shares of BBS Stock acquired in the Stock Transaction to be voted in favor of electing JPB and PAB as directors of BBS, provided, however, that on the Merger Closing Date, JPB and PAB shall resign as directors of BBS.

         5.13 Life Insurance. Office Solutions, Acquisition and BBS agree that the life insurance policies owned by BBS with respect to the lives of the BBS Stockholders may be assigned to the BBS Stockholders upon receipt from any BBS Stockholder of the cash surrender value at any time prior to the Merger Closing Date.

         5.14 Non-Compete and Confidentiality Agreements. On or prior to the date hereof and for the consideration set forth therein, which shall be in addition to the Purchase Price, JSB and KPB shall enter into the Non-Compete and Confidentiality Agreements attached hereto as Exhibit 5.14.

                                    ARTICLE 6
                     CONDITIONS PRECEDENT TO PERFORMANCE BY
                        PAB AND JPB OF MERGER TRANSACTION

         The obligations of PAB and JPB hereunder with respect to consummating the Merger Transaction shall be subject to the satisfaction, at or before the Merger Closing, of the following conditions:

         6.1 Disclosure. PAB and JPB shall have received the Disclosure Documents and Office Solutions and Acquisition shall have provided PAB and JPB with adequate time to review the Disclosure Documents and an opportunity to meet with and ask questions of the management of Office Solutions and Acquisition. Neither PAB nor JPB shall be obligated to close the Merger Transaction unless
(i) the Disclosure Documents are delivered to PAB and JPB in accordance with the terms of this Agreement and (ii) upon receipt and review of the Disclosure Documents, PAB and JPB determine that the Merger Transaction is advisable; provided, however, that PAB and JPB may waive this condition in whole or in part with written notice at any time on or after November 1, 1998; provided, further, that in the event that Acquisition or Office Solutions pays PAB and JPB $2,500 each prior to November 1, 1998, PAB and JPB may not waive this condition in whole or in part at any time prior to December 1, 1998.

         6.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties made by Acquisition and Office Solutions at Merger Closing or as of the Merger Closing Date in this Agreement or in any written statement that shall be delivered to PAB or JPB under this Agreement shall be true and accurate on and as of the Merger Closing Date as though made at that time. This conditions may be waived in whole or in part by PAB and JPB without prior notice; provided, however, that no such waiver of this condition shall constitute a waiver of any other condition, right or remedy, at law or in equity.

                                    ARTICLE 7
                     CONDITIONS PRECEDENT TO PERFORMANCE BY
             ACQUISITION AND OFFICE SOLUTIONS OF MERGER TRANSACTION

         7.1 Disclosure. PAB and JPB shall have received the Disclosure Documents and Office Solutions and Acquisition shall have provided PAB and JPB with adequate time to review the Disclosure Documents and an opportunity to meet with and ask questions of the management of Office Solutions and Acquisition related thereto. Neither Office Solutions nor Acquisition shall be obligated to close the Merger Transaction unless (i) the Disclosure Documents are delivered to PAB and JPB in accordance with the terms of this Agreement and (ii) upon receipt and review of the Disclosure Documents, PAB and JPB determine that the Merger Transaction is advisable; provided, however, that this condition shall terminate and expire and be deemed waived on November 1, 1998 unless Acquisition or Office Solutions pays PAB and JPB $2,500 each prior to November 1, 1998, in which case this condition shall terminate and expire and be deemed waived on December 1, 1998.

         7.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by PAB and JPB at the Merger Closing or as of the Merger Closing Date in this Agreement or in any written statement that shall be delivered to Acquisition or Office Solutions under this Agreement shall be true and accurate on and as of the Merger

Closing Date as though made at that time. This condition may be waived in whole or in part by Acquisitions or Office Solutions without prior notice; provided, however, that no such waiver of this condition shall constitute a waiver of any other condition, right or remedy, at law or in equity.

                                    ARTICLE 8
                                 MERGER CLOSING

         8.1 Merger Closing. The closing of the transactions referred to in the Articles of Merger (the "Merger Closing") shall be held at the offices of BBS, or such other place as shall be mutually agreed upon, as soon as practicable upon the satisfaction or waiver of the conditions set forth in this Agreement. The date on which the Merger Closing occurs shall be the "Merger Closing Date". At the Merger Closing:

               (a) Acquisition and BBS shall execute, deliver and file the Articles of Merger.

               b) Counsel to Acquisition shall deliver to PAB and JPB the Merger Shares.

               (c) PAB and JPB shall deliver to Acquisition all of the shares of BBS Stock held by them.

               (d) The other transactions described in the Articles of Merger and otherwise necessary to effect the Merger Transaction shall take place.

         8.2 Termination. If the Merger Closing has not occurred by December 15, 1998, unless such date has been extended by mutual written agreement of PAB, JPB and Acquisition, the Merger Transaction shall automatically be terminated and counsel to Acquisition shall return the Merger Shares to Acquisition in accordance with the Escrow Agreement.

                                    ARTICLE 9
                                 INDEMNIFICATION

         9.1 BBS Stockholders. Subject to Section 9.4, each of the BBS Stockholders jointly and severally agrees to indemnify, defend and hold each of Acquisition and Office Solutions, and their respective officers, directors and employees harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that either of them shall incur or suffer, which arise out of, result from or relate to (a) any breach of, or failure by BBS or the BBS Stockholders to perform any of the covenants or agreements in this Agreement, or (b) any material inaccuracy or misrepresentation in the representations and warranties set forth in ARTICLE 4A and/or 4B of this Agreement.

         9.2 By Acquisition. Subject to Section 9.4, Acquisition agrees to indemnify, defend and hold each of the BBS Stockholders harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that either of them shall incur or suffer, which arise out of, result from or relate to (a) any breach of, or failure by Acquisition to perform any of the covenants or agreements in this Agreement, or (b) any material inaccuracy or misrepresentation in the representations and warranties set forth in ARTICLE 2 or ARTICLE 3 of this Agreement.

         9.3 By Office Solutions. Subject to Section 9.4, Office Solutions agrees to indemnify, defend and hold each of the BBS Stockholders harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that either of them shall incur or suffer, which arise out of, result from or relate to (a) any breach of, or failure by Office Solutions or Acquisition to perform any of the covenants or agreements in this Agreement, or (b) any material inaccuracy or misrepresentation in the representations and warranties set forth in ARTICLE 2 or ARTICLE 3 of this Agreement.

         9.4 Threshold and Limit. Except with respect to the indemnification obligations under Section 5.11, no party seeking indemnification under this
Article 9 shall be entitled to indemnification hereunder until the aggregate amount of their loss or damage shall exceed $100,000.00; provided, however, that once the aggregate amount of their loss or damage shall exceed $100,000.00, the party entitled to indemnification hereunder shall be entitled to obtain indemnification from the first dollar of such loss or damage that exceeds $100,000.00 up to a maximum limit of $600,000.00 less any amount paid pursuant to Section 5.11. The $100,000.00 threshold set forth above shall not apply to losses incurred by JSB and KPB with respect to their personal guarantees listed on Exhibit 5.8, which right of indemnification shall commence as of the first dollar of loss.

         9.5 Survival. The indemnification provided for in Section 5.11 and this
Section 9 shall survive for a period of one year following the Merger Closing Date.

         9.6 BBS Stockholders' Option for Satisfying Indemnification Obligation. BBS Stockholders' owning shares of Office Solutions stock may, at their option, satisfy their indemnification obligations hereunder and under Section 5.11 by way of cash payment(s) or by tendering to the indemnified party Office Solutions common stock (or the stock of any successor if such stock is received in exchange or upon conversion of Office Solution common stock) with an aggregate fair market value equal to such party's indemnification obligation, provided such shares may be tendered to Acquisition or Office Solutions in accordance with all applicable federal and state securities laws, rules and regulations. For the purposes of this section, fair market value per share of Office Solutions common stock (or the common stock of any successor to Office Solutions) shall be either (i) if listed or included in a public stock exchange or market, the average closing sale or bid price over a period of five days prior to the date liability under this section is determined; or (ii) if not listed in a public stock exchange or market, the fair market value as determined by a qualified independent third party evaluator who shall be mutually acceptable to Office Solutions and the BBS Stockholders.

         9.7 Exclusive Remedy. Except with respect to the indemnity contemplated by Sections 5.11 and 10.6 hereof, the indemnification set forth in this Article 9 shall be the sole and exclusive remedy for each party to this Agreement with respect to any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, which arise out of, result from or relate to (a) any breach of, or failure of any other party to perform any of the covenants or agreements in this Agreement, or (b) any material inaccuracy or misrepresentation in the representations and warranties of any party set forth in this Agreement.

                                   ARTICLE 10
                       REGISTRATION RIGHTS AND DISCLOSURE

         10.1 Piggy-Back Registration Rights.

               (a) In the event that Office Solutions proposes to file a registration statement with the SEC on Form S-1, S-2 or S-3 (the "Registration Statement") with respect to an underwritten public offering by Office Solutions of its common stock (the "Common Stock") for cash, whether or not for Office Solutions' own account, during the period commencing on the date hereof and ending on the third anniversary of the Merger Closing Date, Office Solutions shall give written notice of such proposed filing to the BBS Stockholders at least fifteen (15) days before the anticipated filing date (in which notice Office Solutions shall use its best efforts to name the proposed managing underwriters of such offering and the anticipated price range per share of such Common Stock), and such notice shall offer each of PAB and JPB the opportunity to register such number of Merger Shares as each may request in writing within ten (10) days after receipt of such notice; provided, however, that if the managing underwriter of such registration advises Office Solutions in writing (a copy of which is provided to each of PAB and JPB) that, in its opinion, the number of shares of securities requested to be included in the registration exceeds the number which can be sold in such offering within a price range acceptable to Office Solutions without adversely affecting the marketability of the offering, then Office Solutions will include in such registration only the number of shares of securities recommended by the managing underwriter, selected in the following order of priority: (i) in the case of a primary registration on behalf of Office Solutions, (A) first, the securities that Office Solutions intends to be included in such registration, and (B) second, the securities requested to be included therein by Andrew J. Walter and any permitted transferee or assignee thereof ("Walter") (pro rata according to the securities proposed to be included in the registration by such holders), and (C) third, the Merger Shares that PAB and JPB have requested to be included in such registration, together with securities held by other holders requesting to be included in such registration (pro rata according to the securities proposed to be included in the registration by PAB and JPB and such other holders), or (ii) in the case of a secondary registration for the account of any holder (including PAB or JPB) of Office Solutions' securities, (A) first, the securities requested to be included therein by the holder or holders initially requesting such registration and by Sirrom Capital Corporation (pro rata according to the securities proposed to be included in the registration by such initiating holder or holders), (B) second, the Merger Shares requested to be included therein by PAB and JPB and the securities requested to be included therein by all other holders (pro rata according to the securities proposed to be included in the registration by PAB, JPB and such other holders).

               (b) Nothing contained herein shall require Office Solutions to
(i) reduce the amount of shares of Common Stock or other securities to be offered by Office Solutions in such offering for any reason or (ii) include any shares of Common Stock of any BBS Stockholder in any public offering for which a Registration Statement is or is proposed to be filed if such shares of Common Stock are, at the time of effectiveness of such Registration Statement, eligible to be sold under Rule 144 ("Rule 144") under the Securities Act of 1933, as amended, or are eligible to be sold within a three month period under Rule 144. At the time such shares become freely salable under Rule 144, all piggy-back rights under this Article 10 shall terminate.

               (c) Nothing in this Article 10 shall create any liability on the part of Office Solutions to any BBS Stockholder if the Company for any reason should decide not to file a Registration Statement or decide not to request that the Registration Statement so filed be declared effective or otherwise elect not to consummate the public offering contemplated thereby. The Registration Rights are subject to the condition that BBS Stockholders desiring to include shares of Common Stock in the public offering agree to timely execute and deliver the underwriting agreement to be executed and delivered by Office Solutions and the other sellers, if any, in connection with such public offering.

               (d) PAB and JPB shall have the right, at any time during the period set forth in subsection 10.1(a), to exercise their Registration Rights an aggregate of two times.

               (e) Each of PAB and JPB exercising his or her Registration Rights shall bear and pay all costs and expenses of counsel retained by PAB or JPB in connection with or related to the exercise of such Registration Rights and shall bear and pay all underwriting discounts and commissions relating to the Merger Shares sold by PAB or JPB pursuant to the exercise by PAB or JPB of her or his Registration Rights.

               (f) The Registration Rights granted pursuant to this Article 10 shall not apply to a registration (i) relating solely to an employee stock option, purchase or other similar plan, (ii) related solely to a dividend reinvestment plan, or (iii) on Form S-4 or Form S-8 or any successor form thereto.

         10.2 Requirements and Limitations. Neither PAB nor JPB may participate in any underwritten registration hereunder unless such she or he (i) agrees to sell her or his Merger Shares on the basis provided in any underwriting arrangements approved by the persons entitled to approve such arrangements; including, without limitation, the underwriter and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement. Notwithstanding the previous sentence, neither PAB nor JPB shall be required to make any representations or warranties to, or make any agreements with Office Solutions or any underwriter other than representations, warranties or agreements regarding PAB or JPB, as the case may be, or her or his intended method of distribution and other matters reasonably requested by Office Solutions or the underwriter. In the event any Merger Shares are proposed to be included in an underwritten public offering, the holder of such Merger Shares shall (together with Office Solutions and the other holders of securities proposing to distribute their securities through such underwriting, if any), enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by Office Solutions.

         10.3 No Demand Registration. Nothing in this Article 10 shall be deemed to give any right to initiate a registration of Merger Shares or other securities of Office Solutions or demand a registration of Merger Shares or other securities other than in connection with a registration initiated by Office Solutions.

         10.4 Withdrawal. If either PAB or JPB disapproves of the terms of any underwriting, she or he may elect to withdraw therefrom by written notice to Office Solutions and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred until such time as there has been filed a registration statement with the Securities and Exchange Commission registering such securities which has become effective or until such holder receives a written opinion from counsel to the satisfaction of Office Solutions that an exemption from the registration provisions of federal and state securities laws is available with respect to the proposed transfer of such securities.

         10.5 Right to Terminate Registration. Office Solutions shall have the right to terminate or withdraw any registration initiated by it prior to the effectiveness of such registration, whether or not PAB or JPB has elected to include securities in such registration.

         10.6 Registration Rights Indemnification.

               (a) Office Solutions will indemnify and hold JPB, PAB and their agents (including sales agents and Underwriters) and each person, if any, who controls (within the meaning of the Securities Act or the Exchange Act) any of the foregoing, harmless to the maximum extent permitted by law, from and against any loss, claim, liability, damage or expense (including attorneys' fees) resulting from a claim that any registration statement, prospectus or amendment thereof or supplement thereto, which includes Merger Shares to be sold by such BBS Stockholder, contains a material misstatement or omission, unless such claim
(i) is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, prospectus, amendment or supplement in reliance upon and in conformity with written information furnished by PAB or JPB for use in preparation thereof, or (ii) results from the failure of either PAB or JPB to deliver a current prospectus or otherwise comply with any other applicable prospectus delivery requirements under the Securities Act; and JPB and PAB will indemnify and hold harmless Office Solutions, its directors, officers and agents (including sales agents and Underwriters) and each person, if any, who controls (within the meaning of the Securities Act or the Exchange Act) any of the foregoing against any loss, claim, liability, damage or expense (including attorneys' fees) resulting from (i) any untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, prospectus, amendment or supplement in reliance upon and in conformity with written information furnished by PAB or JPB for use in preparation thereof, or (ii) the failure of either PAB or JPB to deliver a current prospectus or otherwise comply with any other applicable prospectus delivery requirements to which they are subject under the Securities Act.

               (b) Promptly after receipt by an indemnified party under this
Section 10.6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 10.6, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 10.6 or otherwise to the extent such omission did not materially prejudice the indemnifying party. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there exists a conflict of interest between the indemnifying party and any indemnified party or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to, and inconsistent or in conflict with, those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defense and to otherwise participate in the defense of such action on behalf of such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this
Section 10.6 for any
legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). No settlement of any action against any party under this Section 10.6 shall bind the other party unless such other party agrees in writing to the terms of such settlement (which agreement will not be unreasonably withheld).

               (c) The obligation of the indemnifying party to indemnify the indemnified party under this Section 10.6 shall, in each case, be in addition to any liability which the indemnifying party may otherwise have hereunder or otherwise at law or in equity.

               (d) If the indemnification provided for in this Section 10.6 from the indemnifying party is applicable in accordance with the terms of this Agreement but for any reason is held to be unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative faults of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative faults of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section (a) and (b) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 10.6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person.

         10.7 Information by BBS Stockholders; Office Solutions. BBS Stockholders proposing to have their Common Stock included in any registration shall furnish to Office Solutions information regarding such BBS Stockholders and the distribution proposed by them as Office Solutions may request in writing and as shall be required in connection with any registration, qualification or compliance in connection therewith. After the Merger Closing Date, Office Solutions covenants that during such times thereafter as it is subject to the reporting requirements of the Exchange Act, it will file any reports required to be filed by it under the federal securities laws.

                                   ARTICLE 11
                                  MISCELLANEOUS

         11.1 Headings. The headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

         11.2 Modification. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

         11.3 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressed in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other subsequent breach.

         11.4 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

         11.5 Entire Agreement. Other than the Articles of Merger, the Merger Escrow Agreement, the Tax Audit Escrow Agreement and the employment agreements referenced herein, this Agreement contains the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings, whether oral or written, with respect to the matters contained herein (which matters shall not be deemed to include the non-competition and confidentiality obligations entered into by JSB and KPB pursuant to those certain Non-Compete and Confidentiality Agreements executed on the date hereof by JSB and KPB, which shall be considered outside this Agreement and shall not be superceded by this Agreement).

         11.6 Choice of Law. This Agreement and its application shall be governed by the internal laws of the State of Maryland, without regard to its choice of law provisions.

         11.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.8 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

             If to Acquisition:                 2111 Van Deman Street

                                                Suite 100
                                                Baltimore, MD 21224

             If to Office Solutions:            2111 Van Deman Street
                                                Suite 100
                                                Baltimore, MD 21224

             If to BBS:                         c/o Joseph P. Barbera
                                                11508 Hunter Run Drive
                                                Hunt Valley, MD 21030

             With a copy to :                   2111 Van Deman Street
                                                Suite 100
                                                Baltimore, MD 21224

             If to BBS Stockholders:            c/o Joseph P. Barbera
                                                11508 Hunter Run Drive
                                                Hunt Valley, MD 21030


         11.9 Binding Effect. This Agreement shall not be assignable by any party without the prior written consent of each other party to this Agreement. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, permitted successors and permitted assigns of each of the parties to this Agreement.

         11.10 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

         11.11 Announcements. The parties hereto will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or the employees, customers or suppliers of BBS.

         11.12 Survival of Representations and Warranties. The representation, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion, or other writing providing for in it, shall survive the Merger Closing for a period of one year irrespective of any investigation made by or on behalf of any party.

         11.13 Exhibits. As of the execution hereof, the parties hereto have provided each other with the Exhibits provided herein above, including any items referenced therein or required to be attached thereto. Any material changes to the Exhibits shall be immediately disclosed to the other party.



         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

         AGREED TO AND ACCEPTED as of the date first above-written. This Agreement may be executed in two or more counterparts, which together shall constitute but one instrument.
WITNESS:

Name:                                 Joseph S. Barbera


                                                                     [SEAL]
------------------------------        -------------------------------

Name:                                 Kathleen P. Barbera


                                                                     [SEAL]
------------------------------        -------------------------------

Name:                                 Patricia A.  Buddemeyer


                                                                     [SEAL]
------------------------------        -------------------------------

Name:                                 Joseph P. Barbera


                                                                     [SEAL]
------------------------------        -------------------------------


ATTEST:                               BARBERA BUSINESS SYSTEMS, INC.


                                      By:                            [SEAL]
------------------------------        -------------------------------
Name:                                    Name:
                                         Title:

ATTEST:                               IMTEK ACQUISITION
                                      CORPORATION


                                      By:                            [SEAL]
------------------------------        -------------------------------
Name:                                    Name:
                                         Title:




ATTEST:                               IMTEK OFFICE SOLUTIONS, INC.



                                      By:                            [SEAL]
------------------------------        -------------------------------
Name:                                    Name:
                                         Title:

                                ATTACHED EXHIBITS


1.2(a)         Articles of Merger
1.2(b)         Merger Escrow Agreement
4A.1           BBS Stock
4A.4           Required Consents
4B.3A          BBS 1997 Financial Information
4B.3B          BBS 1998 Financial Information
4B.4(a)(i)     Lien Report on BBS
4B.4(a)(ii)    BBS Off-Balance Sheet Liabilities
4B.4(b)        BBS Accounts Receivable
4B.5           Other BBS Assets
4B.7           BBS Insurance Policies, Performance Bonds and Letters of Credit
4B.8(a)        BBS Employees With Employment Contracts
4B.8(b)        BBS Employees
4B.8(c)        Benefit Plans
4B.9           BBS Compliance Schedule
4B.10          BBS Intellectual Property
4B.12          BBS Customers
4B.14          Changes
5.7            Liabilities Assumed By BBS Stockholders
5.8            Personal Guaranties by JSB and KPB
5.9            Tax Audit Escrow Agreement
5.12A          Amended and Restated Charter of BBS
5.12B          Amended and Restated Bylaws of BBS
5.14           Non-Compete and Confidentiality Agreements by JSB & KPB